EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-174337 on Form S-4 of our report dated March 11, 2011 relating to the consolidated financial statements and consolidated financial statement schedule of Peninsula Gaming, LLC and subsidiaries appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP
Cedar Rapids, Iowa
June 10, 2011